                                                                     Exhibit 3

                        ARTICLES OF INCORPORATION AND BY-LAWS

The following  documents of the Seller,  Navistar  Financial Retail Receivables
Corporation,  are incorporated herein by reference:

3.1   Restated  Certificate of Incorporation of Navistar Financial Retail
      Receivables Corporation (as amended and in effect on June 5, 1995).  Filed on Registration No. 33-50291.

3.2   The By-Laws of Navistar Financial Retail Receivables Corporation.  Filed
      on Registration No. 33-50291.